UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MILESTONE PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Milestone Pharmaceuticals Inc. Shareholder Meeting Notice 026A8A Fold Fold IMPORTANT ANNUAL MEETING INFORMATION Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders of Milestone Pharmaceuticals Inc. to be Held on June 10, 2026 We are using the U.S. “notice-and-access” system for delivery of the proxy materials relating to this year’s annual meeting of shareholders. Under Securities and Exchange Commission rules, instead of receiving a paper copy of the proxy materials you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/milestone2026 Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view the proxy materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/milestone2026 to view the proxy materials. Step 2: Click on Cast Your Vote. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. You may also access our proxy materials in the investor relations section of our website at www.milestonepharma.com and under our issuer profile at www.sedarplus.com. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a paper copy. Please make your request for a paper copy as instructed on the reverse side on or before May 27, 2026 to facilitate timely delivery. Vote by Internet • Go to www.envisionreports.com/milestone2026 • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6 C1234567890 XXX 000001 CPUQC01.E.INT/000001/i1234 UMPQ ENDORSEMENT_LINE______________ SACKPACK_____________ C1234567890 XXX

Milestone Pharmaceuticals Inc. Shareholder Meeting Notice Milestone Pharmaceuticals Inc. 2026 Annual Meeting of Shareholders will be held on June 10, 2026 via a virtual meeting portal at https://meetnow.global/MUAPKKN. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations, where applicable. The Board of Directors recommends that you vote FOR Proposals 1, 2, 3 and 4. 1. Election of Directors. Nominees: Stuart M. Duty Seth H.Z. Fischer Lisa M. Giles Joseph Oliveto Joseph C. Papa Andrew R. Saik Michael Tomsicek Robert J. Wills, Phd 2. Appoint PricewaterhouseCoopers LLP as auditors. 3. Approve the Company’s 2019 Equity Incentive Plan, as amended, to increase the number of shares authorized for issuance by 6.8 million shares. 4. Advisory approval of the compensation paid to our named executive officers. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card. Your online or telephonic vote or completed proxy card must be received by 5:00 p.m. (Eastern Time) on June 8, 2026 or, if the meeting is adjourned or postponed, your online or telephonic vote or completed proxy card must be received at least 48 hours, excluding Saturdays, Sundays and applicable holidays, before the reconvened meeting. If you wish to appoint a person to attend and vote at the meeting on your behalf, please follow the instructions online or on the proxy card to appoint such person. Please review the proxy materials before voting. For directions and additional information regarding attending the meeting, please consult the proxy materials or contact Investor Relations at ir@milestonepharma.com. Here’s how to order a paper copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current proxy materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/milestone2026. Click Cast Your Vote. Follow the instructions to log in and order a paper copy of the current proxy materials and submit your preference for email or paper delivery of future proxy materials. g Telephone – Call us free of charge at within North America - 1-866-962-0498 or direct, from Outside of North America - (514) 982-8716 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to service@computershare.com with “Proxy Materials Milestone Pharmaceuticals Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current proxy materials. You can also state your preference to receive a paper copy for future meetings. g If you have questions about electronic delivery of proxy materials, you can also call Milestone Investor Relations at (514) 336-0444 or send an email to ir@milestonepharma.com. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received on or before May 27, 2026. 026A9A